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                                                                    EXHIBIT 21.1

The following is a list of all subsidiaries of Viasys Healthcare Inc.:

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

    NAME OF SUBSIDIARY                                         JURISDICTION OF INCORPORATION        OWNERSHIP PERCENTAGE
    ------------------                                         -----------------------------        --------------------
    Corpak LLC                                                            Delaware                           100

    SensorMedics Corporation                                              Delaware                           100

         SensorMedics B.V.                                                Netherlands                        100

         SensorMedics (Deutschland) GmbH                                  Germany                            100

    Eden Medical Electronics, Inc.                                        Delaware                           100

    Grason-Stadler, Inc.                                                  Massachusetts                      100

    Neuroscience Limited                                                  England                            100

    Nicolet Biomedical Japan Inc.                                         Japan                              100

    Nicolet Biomedical Ltd.                                               England                            100

    Nicolet Biomedical S.A.R.L.                                           France                             100

    Nicolet - EME GmbH                                                    Germany                            100

    Nicolet Vascular Inc.                                                 Delaware                           100

         ILS, Inc.                                                        Delaware                           100

         IMEX International, Inc.                                         Colorado                           100

    Bear Medical Systems Inc.                                             Delaware                           100

    Bird Medical Technologies, Inc.                                       California                         100

         Bird Products Corporation                                        California                         100

                           Bird Life Design Corporation                   California                         100

    Medical Data Electronics, Inc.                                        Delaware                           100

    Tecomet Inc.                                                          Massachusetts                      100

    Thermo Polymer LLC                                                    Delaware                           100
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